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                                  EXHIBIT 23.1


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 24, 2000, (except for the matter discussed in note 17b., as to which the date is March 27, 2000) included in Quanta Services, Inc.'s Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Houston, Texas
June 15, 2000